Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated October 1, 2012, relating to the consolidated financial statements of British Sky Broadcasting Group plc and subsidiaries included in the Amendment No. 1 to the Annual Report on Form 10-K/A of News Corporation for the year ended June 30, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE LLP

London, United Kingdom

November 9, 2012